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                                                                     Exhibit 3.4
FILED #C-6469-98
MAY 04, 2000

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                                                           Filed by:

     IN THE OFFICE OF
     /S/ DEAN HELLER
DEAN HELLER SECRETARY OF STATE

                       Infinite Technology Holding Corp.
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                              Name of Corporation

We the undersigned Brian Kulhanjian and Brian Kulhanjian of
                   ----------------     ----------------
Infinite Technology Holding Corp. do hereby certify:
---------------------------------
      Name of Corporation

        That the Board of Directors of said corporation at a meeting duly convened, held on the 25th day of April, 2000, adopted a resolution to amend the
                      ----        -----  ----
original articles as follows:

        Article one is hereby amended to read as follows:
                ---
                The Name Of The Corporation is:  FlexxTech Holdings, Inc.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100 that the said change(s)
                                                    ---
and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                        /s/ Brian Kulhanjian
                                                --------------------------------
                                                  President or Vice President

                                                        /s/ Brian Kulhanjian
                                                --------------------------------
                                                Secretary or Assistant Secretary

State of     California
         ------------------
County of    Los Angeles
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        On    April 26, 2000  , personally appeared before me, a Notary Public,
           -------------------
             Brian Kulhanjian,                     who acknowledged that they
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Names of Persons Appearing and Signing Document

executed the above instrument.


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[SEAL OF STATE OF CALIFORNIA           ROBERT A SNYDER
      APPEARS HERE]                  Commission #1124064
                                   Notary Public--California
                                      Los Angeles County
                                 My Comm. Expires Jan 26, 2001
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(NOTARY STAMP OR SEAL)

                                               /s/ Robert A Snyder
                                       ----------------------------------------
                                                 Signature of Notary